UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2012

VALASSIS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10991	38-2760940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19975 Victor Parkway, Livonia, MI		48152
(Address of Principal Executive Offices)		(Zip Code)

(734) 591-3000

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 5.02(d). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Luis A. Ubiñas as Director

On November 26, 2012, the Board of Directors of Valassis Communications, Inc. (the “Company”), upon recommendation of the Company’s Corporate Governance/Nominating Committee, increased the size of the Board of Directors from eight to nine directors and appointed Luis A. Ubiñas as a director of the Company, effective November 26, 2012. Mr. Ubiñas’ compensation for his services as an independent director will be consistent with the Company’s compensation practices for independent directors described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the United States Securities and Exchange Commission on March 29, 2012, under the caption “Independent Director Compensation for Fiscal Year 2011.” There are no arrangements or understandings between Mr. Ubiñas and any other persons pursuant to which Mr. Ubiñas was elected as a director. The Company has determined that there are no related person transactions with Mr. Ubiñas, as contemplated by Item 404(a) of Regulation S-K. A copy of the press release announcing the appointment is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Mr. Ubiñas will serve as a director until the next annual meeting of stockholders or until his successor is elected and qualified. Mr. Ubiñas has been named to serve on the Company’s Corporate Governance/Nominating Committee and Compensation/Stock Option Committee.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press release, dated November 26, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALASSIS COMMUNICATIONS, INC.

	By:	/s/ Todd Wiseley
Date: November 26, 2012	Name:	Todd Wiseley
	Title:	General Counsel, Executive Vice President, Administration and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated November 26, 2012